Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE
Media relations contact:
Charles Coleman, (626) 302-7982
Investor relations contact:
Scott Cunningham, (626) 302-2540

Edison International Reports Second Quarter 2016 Results; Reaffirms 2016 Earnings Guidance

ROSEMEAD, Calif., July 28, 2016 - Edison International (NYSE: EIX) today reported second quarter 2016 net income of $276 million, or $0.85 per share, compared to $379 million, or $1.16 per share, in the second quarter of 2015. On an adjusted basis, Edison International’s second quarter 2016 core earnings were $276 million, or $0.85 per share, compared to $378 million, or $1.16 per share, in the second quarter of 2015. Comparisons to second quarter and year-to-date 2015 results are not meaningful primarily because of the delay in receiving Southern California Edison's (SCE) 2015 General Rate Case (GRC) decision and the impact of taxes.
SCE's second quarter 2016 net income decreased by $69 million, or $0.21 per share, from the second quarter 2015 primarily due to $100 million, or $0.31 per share, of income tax benefits from revisions to liabilities for uncertain tax positions recorded in the second quarter of 2015, partially offset by the implementation of the 2015 GRC decision and 2016 incremental return on the pole loading rate base.
SCE's 2015 earnings were impacted by the timing of the 2015 GRC decision. During the second quarter of 2015, pending the outcome of the 2015 GRC decision, SCE recognized GRC-related revenue largely based on the 2014 authorized revenue requirement. During the third and fourth quarters of 2015, SCE recorded revenue refunds to customers to reflect the final decision in the 2015 GRC. The estimated amount of the refund to customers attributable to the second quarter 2015, but subsequently recorded in 2015, was approximately $35 million ($21 million after-tax), or $0.06 per share. In addition, second quarter 2016 earnings included an increase in revenue of approximately $50 million ($30 million after-tax), or $0.09 per share, from the revenue escalation mechanism in the 2015 GRC decision.
Edison International Parent and Other’s second quarter 2016 losses from continuing operations increased by $32 million, or $0.09 per share, compared to second quarter 2015. The higher losses included an after-tax charge of $13 million, or $0.04 per share, related to the buy-out of an earn-out provision with the former shareholders of a company acquired by Edison Energy at the end of 2015. The buy-out was completed, together with modification to employment contracts, in order to align long-term incentive compensation. In addition, losses included higher operating and development costs and lower revenue and gross margin from the sale of solar systems at Edison Energy Group. Results during 2015 included income of $8 million, or $0.02 per share, from Edison Capital's investments in affordable housing projects which were sold at the end of 2015.
Edison International Parent and Other's second quarter 2016 non-core items included income of $2 million, or $0.01 per share, compared to income of $1 million for the same period in 2015 related to losses (net of distributions) allocated to tax equity investors under the hypothetical liquidation at book value (HLBV) accounting method. Additionally, during the second quarter 2016, Edison International recorded $2 million, or $0.01 per share, of losses from discontinued operations.
“Today, we reaffirmed our full-year earnings guidance based on second quarter results and more favorable SCE earnings expected for the balance of the year,” said Ted Craver, chairman and chief executive officer of Edison International.

Edison International Reports Second Quarter 2016 Financial Results

Year-to-Date Earnings
For the six months ended June 30, 2016, Edison International reported net income of $546 million, or $1.68 per share, compared to $678 million, or $2.08 per share, during the same period in 2015. On an adjusted basis, Edison International’s core earnings were $543 million, or $1.67 per share, compared to $672 million, or $2.06 per share, in the year-to-date period in 2015.

SCE’s net income for the six months ended June 30, 2016 decreased $88 million, or $0.27 per share, from the same period in 2015, primarily due to $100 million, or $0.31 per share, of income tax benefits from revisions to liabilities for uncertain tax positions recorded in the second quarter of 2015 and higher operation and maintenance costs, partially offset by the implementation of the 2015 GRC decision and 2016 incremental return on the pole loading rate base.

SCE's 2015 year-to-date earnings were similarly impacted by the timing of the 2015 GRC decision. The estimated amount of the refund to customers attributable to the year-to-date period in 2015, but subsequently recorded in 2015, was approximately $70 million ($42 million after-tax), or $0.12 per share. In addition, earnings for the six months ended June 30, 2016 included an increase in revenue of approximately $96 million ($57 million after-tax), or $0.17 per share, from the revenue escalation mechanism in the 2015 GRC decision.
Edison International Parent and Other’s losses from continuing operations from the six months ended June 30, 2016 increased by $43 million, or $0.13 per share, compared to same period 2015. The increase includes the earn-out provision buyout discussed above. The increased losses also reflect higher operating and development costs and lower revenue and gross margin from the sale of solar systems at Edison Energy Group, and income in 2015 of $12 million, or $0.04 per share, from Edison Capital's investments in affordable housing projects.
Edison International's non-core items for the six months ended June 30, 2016 included income of $4 million, or $0.01 per share, compared to income of $6 million, or $0.02 per share, for the same period in 2015 related to losses (net of distributions) allocated to tax equity investors under the HLBV accounting method. Additionally, during the six months ended June 30, 2016, Edison International recorded $1 million of losses from discontinued operations.
Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.
2016 Earnings Guidance Reaffirmed
The company reaffirmed its earnings guidance for 2016 as summarized in the following chart. See the presentation accompanying the company’s conference call for further information including key guidance assumptions.
2016 Earnings Guidance

	2016 Earnings Guidance			2016 Earnings Guidance
	as of May 2, 2016			as of July 28, 2016
	Low	Mid	High	Low	Mid	High
EIX Basic EPS	$3.82	$3.92	$4.02	$3.82	$3.92	$4.02
Less: Non-core Items*	0.01	0.01	0.01	0.01	0.01	0.01
EIX Core EPS	$3.81	$3.91	$4.01	$3.81	$3.91	$4.01
* Non-core items recorded for the six months ended June 30, 2016.

Edison International Reports Second Quarter 2016 Financial Results

About Edison International
Edison International (NYSE:EIX), through its subsidiaries, is a generator and distributor of electric power, as well as a provider of energy services and technologies, including renewable energy. Headquartered in Rosemead, Calif., Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities. Edison International is also the parent company of Edison Energy Group, a portfolio of competitive businesses that provide commercial and industrial customers with energy management and procurement services and distributed solar generation. Edison Energy Group companies are independent from Southern California Edison.

Edison International Reports Second Quarter 2016 Financial Results

Appendix

Use of Non-GAAP Financial Measures
Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.
Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.
Safe Harbor Statement
Statements contained in this release about future performance, including, without limitation, operating results, rate base growth, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results include, but are not limited to the:

•	ability of SCE to recover its costs in a timely manner from its customers through regulated rates, including regulatory assets related to San Onofre;

•
decisions and other actions by the CPUC, the FERC, the NRC and other regulatory authorities, including the determinations of authorized rates of return or return on equity, outcome of San Onofre CPUC proceedings and delays in regulatory actions;

•
ability of cities, counties and certain other public agencies to generate and/or purchase electricity for their local residents and businesses, along with other possible customer bypass or departure due to technological advancements in the generation, storage, transmission, distribution and use of electricity, and supported by public policy, government regulations and incentives;

•
risks inherent in the construction of transmission and distribution infrastructure replacement and expansion projects, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), and governmental approvals;

•
ability to obtain sufficient insurance, including insurance relating to SCE's nuclear facilities and wildfire-related liability, and to recover the costs of such insurance or in the absence of insurance the ability to recover uninsured losses; and

•	risks associated with the retirement and decommissioning of nuclear generating facilities.

Other important factors are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K, most recent Form 10-Q, and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this news release.

Edison International Reports Second Quarter 2016 Financial Results

These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.
Reminder: Edison International Will Hold a Conference Call Today
When:    Thursday, July 28, 2016, 1:30 p.m. (Pacific Time)
Telephone Numbers:    1-800-369-2198 (US) and 1-773-756-4618 (Int'l) - Passcode: Edison
Telephone Replay:    1-800-216-6079 (US) and 1-402-220-3893 (Int’l) - Passcode: 22316
Telephone replay available through August 7, 2016
Webcast:     www.edisoninvestor.com

Edison International Reports Second Quarter 2016 Financial Results

Second Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended June 30,			Six months ended June 30,
	2016	2015	Change	2016	2015	Change
Earnings (loss) per share attributable to Edison International
Continuing operations
SCE	$0.97	$1.18	$(0.21)	$1.85	$2.12	$(0.27)
Edison International Parent and Other	(0.11)	(0.02)	(0.09)	(0.17)	(0.04)	(0.13)
Discontinued operations	(0.01)	—	(0.01)	—	—	—
Edison International	0.85	1.16	(0.31)	1.68	2.08	(0.40)
Less: Non-core items
SCE	—	—	—	—	—	—
Edison International Parent and Other	0.01	—	0.01	0.01	0.02	(0.01)
Discontinued operations	(0.01)	—	(0.01)	—	—	—
Total non-core items	—	—	—	0.01	0.02	(0.01)
Core earnings (losses)
SCE	0.97	1.18	(0.21)	1.85	2.12	(0.27)
Edison International Parent and Other	(0.12)	(0.02)	(0.10)	(0.18)	(0.06)	(0.12)
Edison International	$0.85	$1.16	$(0.31)	$1.67	$2.06	$(0.39)
Note: Diluted earnings were $0.84 and $1.15 per share for the three months ended June 30, 2016 and 2015, respectively and $1.66 and $2.06 per share for the six months ended June 30, 2016 and 2015, respectively.

Second Quarter Reconciliation of Basic Earnings to Core Earnings (in millions)

	Three months ended June 30,			Six months ended June 30,
(in millions)	2016	2015	Change	2016	2015	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$315	$384	$(69)	$601	$689	$(88)
Edison International Parent and Other	(37)	(5)	(32)	(54)	(11)	(43)
Discontinued operations	(2)	—	(2)	(1)	—	(1)
Edison International	276	379	(103)	546	678	(132)
Less: Non-core items
SCE	—	—	—	—	—	—
Edison International Parent and Other	2	1	1	4	6	(2)
Discontinued operations	(2)	—	(2)	(1)	—	(1)
Total non-core items	—	1	(1)	3	6	(3)
Core earnings (losses)
SCE	315	384	(69)	601	689	(88)
Edison International Parent and Other	(39)	(6)	(33)	(58)	(17)	(41)
Edison International	$276	$378	$(102)	$543	$672	$(129)

Edison International Reports Second Quarter 2016 Financial Results

Consolidated Statements of Income	Edison International

	Three months ended June 30,		Six months ended June 30,
(in millions, except per-share amounts, unaudited)	2015	2014	2016	2015
Total operating revenue	$2,777	$2,908	$5,218	$5,420
Purchased power and fuel	1,064	1,078	1,858	1,864
Operation and maintenance	721	743	1,350	1,380
Depreciation, decommissioning and amortization	505	481	982	945
Property and other taxes	85	82	178	171
Impairment and other charges	21	—	21	—
Total operating expenses	2,396	2,384	4,389	4,360
Operating income	381	524	829	1,060
Interest and other income	33	43	65	82
Interest expense	(144)	(138)	(284)	(281)
Other expenses	(11)	(17)	(19)	(24)
Income from continuing operations before income taxes	259	412	591	837
Income tax (benefit) expense	(47)	6	(9)	113
Income from continuing operations	306	406	600	724
Loss from discontinued operations, net of tax	(2)	—	(1)	—
Net income	304	406	599	724
Preferred and preference stock dividend requirements of SCE	31	28	61	56
Other noncontrolling interests	(3)	(1)	(8)	(10)
Net income attributable to Edison International common shareholders	$276	$379	$546	$678
Amounts attributable to Edison International common shareholders:
Income from continuing operations, net of tax	$278	$379	$547	$678
Loss from discontinued operations, net of tax	(2)	—	(1)	—
Net income attributable to Edison International common shareholders	$276	$379	$546	$678
Basic earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding	326	326	326	326
Continuing operations	$0.86	$1.16	$1.68	$2.08
Discontinued operations	(0.01)	—	—	—
Total	$0.85	$1.16	$1.68	$2.08
Diluted earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding, including effect of dilutive securities	329	328	329	329
Continuing operations	$0.85	$1.15	$1.66	$2.06
Discontinued operations	(0.01)	—	—	—
Total	$0.84	$1.15	$1.66	$2.06
Dividends declared per common share	$0.4800	$0.4175	$0.9600	$0.8350

Edison International Reports Second Quarter 2016 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, unaudited)	June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$111	$161
Receivables, less allowances of $56 and $62 for uncollectible accounts at respective dates	801	771
Accrued unbilled revenue	682	565
Inventory	308	267
Derivative assets	65	79
Regulatory assets	478	560
Other current assets	214	251
Total current assets	2,659	2,654
Nuclear decommissioning trusts	4,344	4,331
Other investments	203	203
Total investments	4,547	4,534
Utility property, plant and equipment, less accumulated depreciation and amortization of $8,531 and $8,548 at respective dates	35,629	34,945
Nonutility property, plant and equipment, less accumulated depreciation of $92 and $85 at respective dates	148	140
Total property, plant and equipment	35,777	35,085
Derivative assets	69	84
Regulatory assets	7,792	7,512
Other long-term assets	353	360
Total long-term assets	8,214	7,956

Total assets	$51,197	$50,229

Edison International Reports Second Quarter 2016 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	June 30, 2016	December 31, 2015
LIABILITIES AND EQUITY
Short-term debt	$800	$695
Current portion of long-term debt	696	295
Accounts payable	1,166	1,310
Accrued taxes	74	72
Customer deposits	257	242
Derivative liabilities	195	218
Regulatory liabilities	1,072	1,128
Other current liabilities	889	967
Total current liabilities	5,149	4,927
Long-term debt	10,845	10,883
Deferred income taxes and credits	7,892	7,480
Derivative liabilities	1,101	1,100
Pensions and benefits	1,774	1,759
Asset retirement obligations	2,590	2,764
Regulatory liabilities	6,017	5,676
Other deferred credits and other long-term liabilities	2,081	2,246
Total deferred credits and other liabilities	21,455	21,025
Total liabilities	37,449	36,835
Commitments and contingencies
Redeemable noncontrolling interest	—	6
Common stock, no par value (800,000,000 shares authorized; 325,811,206 shares issued and outstanding at respective dates)	2,499	2,484
Accumulated other comprehensive loss	(53)	(56)
Retained earnings	9,111	8,940
Total Edison International's common shareholders' equity	11,557	11,368
Noncontrolling interests – preferred and preference stock of SCE	2,191	2,020
Total equity	13,748	13,388

Total liabilities and equity	$51,197	$50,229

Edison International Reports Second Quarter 2016 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Six months ended June 30,
(in millions, unaudited)	2016	2015
Cash flows from operating activities:
Net income	$599	$724
Less: Loss from discontinued operations	(1)	—
Income from continuing operations	600	724
Adjustments to reconcile to net cash provided by operating activities:
Depreciation, decommissioning and amortization	1,025	987
Allowance for equity during construction	(42)	(42)
Deferred income taxes and investment tax credits	(28)	101
Other	11	11
Nuclear decommissioning trusts	(144)	41
EME insurance proceeds	1	—
Changes in operating assets and liabilities:
Receivables	(33)	32
Inventory	(41)	5
Accounts payable	67	130
Prepaid and accrued taxes	1	(50)
Other current assets and liabilities	(135)	(411)
Derivative assets and liabilities, net	15	33
Regulatory assets and liabilities, net	90	241
Other noncurrent assets and liabilities	42	(34)
Net cash provided by operating activities	1,429	1,768
Cash flows from financing activities:
Long-term debt issued, net of discount and issuance costs of $3 and $16 for respective periods	397	1,415
Long-term debt matured	(41)	(721)
Preference stock issued, net	294	—
Preference stock redeemed	(125)	—
Short-term debt financing, net	106	125
Dividends to noncontrolling interests	(61)	(56)
Dividends paid	(313)	(272)
Other	(55)	(18)
Net cash provided by financing activities	202	473
Cash flows from investing activities:
Capital expenditures	(1,828)	(2,197)
Proceeds from sale of nuclear decommissioning trust investments	1,391	1,455
Purchases of nuclear decommissioning trust investments	(1,247)	(1,503)
Other	3	11
Net cash used in investing activities	(1,681)	(2,234)
Net (decrease) increase in cash and cash equivalents	(50)	7
Cash and cash equivalents at beginning of period	161	132
Cash and cash equivalents at end of period	$111	$139